AMENDMENT AGREEMENT

THIS AMENDMENT AGREEMENT (this “Amendment”) is effective as of this 1st day of December, 2018, by and between The Marsico Investment Fund, a Delaware business trust (the “Trust” or the “Funds”), UMB Fund Services, Inc., a Wisconsin corporation (“UMBFS”), and UMB Distribution Services, LLC, a Wisconsin limited liability company (“UMBDS”).

WHEREAS, the Trust and UMBFS or UMBDS, as applicable, have entered into an Amended and Restated Administration Agreement (the “Administration Agreement”), an Amended and Restated Transfer Agency Agreement (the “TA Agreement”) and an Amended and Restated Distribution Agreement (the “Distribution Agreement”) each dated as of November 14, 2002 and subsequently amended (collectively, the “Agreements” and each an “Agreement”); and

WHEREAS, the parties wish to amend the Agreements as set forth herein by entering into this Amendment.

NOW THEREFORE, for and in consideration of the mutual promises hereinafter set forth, and such other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.         All prior fee schedules appended to the Administration Agreement including, without limitation:

(a) the Amended and Restated Schedule B to the Amended and Restated Administration Agreement effective as of September 22, 2012;

(b) the Addendum to Schedule B to the Amended and Restated Administration Agreement and the 2004 Pricing Schedule for Indices and Research Services effective as of November 11, 2004; and

(c) the unsigned Second Addendum to Schedule B to the Amended and Restated Administration Agreement effective as of November 2006;

shall hereby be amended, restated, and superseded in their entirety by the Second Amended and Restated Schedule B to the Amended and Restated Administration Agreement attached hereto.

2.         All prior fee schedules appended to the Distribution Agreement including, without limitation:

(a) The Second Amended and Restated Schedule B to the Amended and Restated Distribution Agreement effective as of March 26, 2014;

shall hereby be amended, restated, and superseded in their entirety by the Third Amended and Restated Schedule B to the Amended and Restated Distribution Agreement attached hereto.

3.         All prior fee schedules appended to the TA Agreement including, without limitation:

(a) the Amended and Restated Schedule C to the Amended and Restated Transfer Agent Agreement dated as of January 2, 2004;

(b) Schedule 1 to Addendum to Transfer Agent Agreement dated July 24, 2002 and September 17, 2002;

(c) Schedule A to the Customer Identification Program Addendum to Transfer Agency Agreement dated September 30, 2003;

(d) Schedule A to the SEC Rule 22c-2 Addendum to Transfer Agency Agreement dated September 5, 2007; and

(e) Schedule 1 to Addendum to Amended and Restated Transfer Agency Agreement dated as of May 18, 2015 (regarding anti-money laundering services, SAR filings, etc.);

shall hereby be amended, restated, and superseded in their entirety by the Second Amended and Restated Schedule C to the Amended and Restated Transfer Agency Agreement attached hereto.

4.          Section 2(a) of the Administration Agreement shall be amended by adding the following new Subsections (20) and (21):

“(20) perform the following Form N-PORT and Rule 22e-4 liquidity review and reporting services: (i) on a monthly basis, import required data into the financial reporting system from a standardized file provided by the Funds’ fund accountant; (ii) incorporate security references and risk data, as necessary, from a third-party service provider to the Funds approved by the Fund’s investment adviser or the Funds, such as, without limitation, ICE Data Pricing and Reference Data, LLC (“ICE”) or State Street Bank, or from the Funds’ investment adviser itself; (iii) add any data for which UMBDS or its affiliates are responsible, review all data for accuracy and completeness, and provide a draft of the report to the Funds’ investment adviser and other Fund service providers for approval prior to filing; and (iv) on a monthly basis file the completed Form N-PORT with the SEC, within the 30 day filing requirement.

(21) perform the following Form N-CEN services: (i) on an annual basis, compile data required to complete the form, and review data for accuracy and completeness; (ii) provide a draft of the report to the Funds’ investment adviser and other Fund service providers for approval prior to filing, and (iii) file the completed Form N-CEN with the SEC by the required deadline.”

5.          The Trust hereby agrees as follows with respect to the data provided by ICE in connection with Form N-PORT services provided under the Administration Agreement (the “Data”):

a.	To comply with all laws, rules and regulations applicable to accessing and using the Data;

b.	To not extract the Data from the view-only portal;

c.	To not use the Data for any purpose independent of the Form N-PORT (such as use in risk reporting not related to liquidity risk or other systems or processes);

d.	To permit audits of the use of the Data by ICE, its affiliates, or at your request, a mutually agreed upon third-party auditor; and

e.	To exculpate ICE, its affiliates and their respective suppliers from any liability or responsibility of any kind relating to your receipt or use of the Data.

6.         To the extent permitted by the Investment Company Act of 1940 and the rules thereunder, the Trust hereby agrees that it will not terminate the Administration Agreement or the TA Agreement prior to November 30, 2021 for the purpose of retaining service providers other than UMBFS to perform fund administration or transfer agency services for the Funds, provided that this restriction shall not apply to any action taken in connection with any reorganization, merger, sale, or closure of, or similar action relating to, any one or more of the Funds, or any action taken by the Trust or Board of Trustees in response to clear evidence of a material breach of duties or significant decline in service levels, willful misfeasance, bad faith, gross negligence, or reckless disregard of duties by UMBFS, provided that UMBFS has first received a reasonable opportunity to rebut such evidence or, if possible, remedy the breach. In the event that either the Administration Agreement or TA Agreement are terminated by the Trust prior to November 30, 2021 in violation of the restriction in the previous sentence, the Trust shall be obligated to pay to UMBFS the remaining balance of the fees payable under such Agreement through November 30, 2021, including, for any period not yet elapsed, fees in the same ratable amount actually incurred in the most recent completed period of the same length ending on the termination date, excluding out-of-pocket expenses, or other transaction-based expenses, that UMBFS will not actually incur in the future period. If not terminated, each Agreement shall continue in effect in accordance with its terms.

7.         Any reference to any Agreement shall be a reference to such Agreement as amended hereby. All rights, obligations and liabilities in respect of the Agreements shall continue to exist save as varied herein. In the event of any conflict or inconsistency between the provisions of this Amendment and the Agreements, the terms of this Amendment shall prevail.

8.          This Amendment may be executed in any number of counterparts, each of which shall constitute an original but all of which together shall constitute one instrument.

9.          This Amendment shall be governed by and construed in accordance with the laws of the State of Wisconsin, excluding the laws on conflicts of laws, except to the extent that this Amendment affects provisions of the Agreements governed by Delaware law instead of Wisconsin law as stated in Section 8 of the Administration Agreement, Article VII Section C of the TA Agreement, and Section 8.3 of the Distribution Agreement.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed in counterparts by their respective officers, thereunto duly authorized, as of the date first above written.

THE MARSICO INVESTMENT FUND
(The “Trust”)

By:	/s/ Christopher J. Marsico
Christopher J. Marsico
Executive Vice President and Chief Operating Officer

UMB FUND SERVICES, INC.
(“UMBFS”)

By:	/s/ Maureen A. Quill
Maureen A. Quill
President

UMB DISTRIBUTION SERVICES, LLC
(“UMBDS”)

By:	/s/ Maureen A. Quill
Maureen A. Quill
President

Second Amended and Restated

Schedule C

to the

Amended and Restated

Transfer Agent Agreement

by and between

The Marsico Investment Fund

and

UMB Fund Services, Inc.

Fee Schedule

Services

The following fees are charged for shareholder services:

Base fees

♦	Open account fee (per year)
	◊	No load equity and non-daily accrual fixed income funds	$8.50
		♦ Additional for 12b-1 fee	$0.75
	◊
♦	Closed account fee (per year)		$3.00
♦	Monthly base (per fund)
	◊	One to three funds in fund family	$1,500
	◊	4 or more funds in fund family	$1,000
	◊	Add for multiclass (per class)	25%

Account maintenance fees (per occurrence)

♦	New account set up	$3.00
♦	Financial transactions	$1.50
♦	Maintenance transactions	$1.00
♦	Research/correspondence	$2.50
♦	Fund/SERV
	◊ Initial set-up per fund family	$3,500
	◊ Set-up fee per subsequent CUSIP	$1,000
	◊ New account set-up	$1.00
	◊ Per transaction – no load fund	$0.25
	◊ Per transaction – load fund	$0.35
	◊ Adjustments and rebills	$2.50
	◊ Fund/SERV direct charges	at cost
♦	Commission/SERV (per check)	$0.25
♦	Account transcripts older than 2 years (may be charged to shareholders)	$5.00
♦	Locating lost shareholders	$8.00
♦	Postal clean up per account	$3.00

Shareholder servicing fees

♦	Telephone calls (per call)	$2.50
♦	Annual maintenance per omnibus account	$150

Redemption fee processing

Covers redemption fee processing for four (4) funds, and shall be allocated based on each fund’s respective net assets. The fee is subject to adjustment if additional funds are added, and will be reviewed on an annual basis.

♦	Per year	$25,000

Tax and retirement fees

♦	Retirement accounts (IRA/Roth/others)
	◊	Annual maintenance per account (may be charged to shareholders)	$12.50
	◊	Account distribution (may be charged to shareholders)	$12.50
♦	Other solicitation letters
	◊	Beneficiary information	$2.50
	◊	Birthday information	$2.50
♦	Retirement plan documents		as quoted
♦	Transfer on Death documents		as quoted

Document Services

♦	Per statement, confirmation and check processing	$0.25
♦	Per tax form processing	$0.25
♦	Per label printing for proxy or marketing purposes	$0.10
♦	Bulk mailings/insert handling charge
	◊ 1 insert	$0.06
	◊ 2 – 3 inserts	$0.08
	◊ 4 or more inserts	as quoted
♦	Production of ad hoc reports	starting at $100

Optional Shareholder Services

♦	Telephone follow-up on incomplete transactions		$2.50
♦	Dedicated representative monthly fee		$5,800
♦	Weekend shareholder services (8 hours)
	◊	Daily fee (minimum 3 phone representatives)	$2,000
	◊	Additional representatives (each)	$400
	◊	Additional hours more than 8 (per representative/hour)	$75
♦	Customized reorder form tracking
	◊	Base fee per project	$300
	◊	Per item	$0.08
♦	Special projects fees (per representative/hour)		$50

Forms and Applications

♦	Standard applications and forms in electronic format	no charge
♦	Customized forms	as quoted

UMB 4.prompt® Services (monthly fees)

♦	Automated Account Information and Prospectus Service
	◊	Monthly maintenance fee	$350
	◊	Monthly customized script (performance, distributions, etc.)	$50

UMB 4.netSM Services

♦	UMB 4.netSM Adviser Services
	◊	Set up fee (per location)		$5,000
	◊	Monthly maintenance (per fund family)		$500
♦	UMB 4.netSM RIA/Broker Services
	◊	Set up fee (per fund family)		$6,000
	◊	Monthly maintenance
		♦	1-10 RIA/broker representatives	$150
		♦	11-25 RIA/broker representative	$250
		♦	26-50 RIA/broker representatives	$400
		♦	51-100 RIA/broker representatives	$750
		♦	over 100 RIA/broker representatives	$1,000
♦	UMB 4.netSM Shareholder Services with transactions
	◊	Set up fee (per fund family)		$12,000
	◊	Monthly maintenance
		♦	Less than 5,000 total shareholder accounts	$350
		♦	5,000 to 25,000 total shareholder accounts	$500
		♦	over 25,000 total shareholder accounts	$750
♦	Online Account Opening
	◊	Monthly maintenance Fee		$500

♦	UMB 4.emailSM Services
	◊	Set up fee (per fund family)		$8,000
	◊	Monthly maintenance
		♦	Less than 5,000 total accounts	$200
		♦	5,000 to 25,000 total accounts	$300
		♦	25,001 to 50,000 total accounts	$500
		♦	over 50,000 accounts	$750
	◊	Undeliverable e-mail follow up (per occurrence)		$5.00
	◊	Processing (per e-mail sent)		$0.10
	◊	Electronic “insert “ charges
		♦	Per link to document	$150
		♦	Formatting insert for electronic distribution	$150/hour

Reprocessings due to NAV errors

This charge applies when shareholder transactions are required to be reprocessed as a result of NAV errors caused by the adviser or fund accountant unaffiliated with UMBFS. This charge is not a fund expense and is billed to the adviser.

♦	Base fee (per occurrence, per day, per fund)	$750
♦	Transaction fee	$1.00

Fund/SERV Access

♦	Use of UMBFS Fund/SERV membership (per fund/per year)
	◊	First three funds in fund family	$2,000
	◊	4 or more funds	$1,000

Custom programming

Additional fees at $150 per hour or quoted by project may apply for special programming to meet your servicing requirements or to create custom reports.

Out-of-Pocket Expenses

Document Charges

♦	Copying charges (per page)	$0.15
♦	Facsimile charges (per fax)	$1.25
♦	Inventory and records storage	$20.00/pallet

Supplies and Services

♦	Statement paper, check stock, envelopes, tax forms	at cost
♦	Postage and express delivery charges	at cost
♦	Tape/disk storage	at cost
♦	Telephone and long distance	at cost
♦	P.O. box rental	at cost
♦	Toll-free number	at cost

Bank Charges

♦	Bank account service fees and any other bank charges	at cost
♦	Outgoing wire fee	varies by bank
♦	Non-sufficient funds	varies by bank
♦	Stopped check on money market funds	$25.00

(a)

(b)Fees for STN 22c-2 Services, Etc.

Services

1.	Set-up Fee (one time fee)	$5,000/Fund Family

2.	Annual Management Fee for STN 22c-2 Services (billed monthly per CUSIP beginning on October 1, 2007)	$3,000 per CUSIP per year (subject to a $5,000 per Fund Family, per year minimum)*

*	The Annual Management Fee applies to UMBFS’ review and reporting of exception items.

Additional reports or requests for data that are outside of the exception-based reporting process are deemed special projects billed at the rate set forth in the Transfer Agency Agreement Fee Schedule under the heading “Custom programming”. Fees for additional reports or requests for data are not part of the $5,000 annual Fund Family minimum.

Out-of-Pocket Expenses

1. Fee to Initiate STN 22c-2 Services (one time fee)	$2,000/Fund Family

2. Monthly Fees for STN 22c-2 Services. The monthly fee is based on the number of CUSIPs participating at the time of service initiation. Pricing will increase or decrease based on CUSIP count annually (or more frequently upon the occurrence of a merger of other similar event) to the appropriate tier based on the number of CUSIPs at the time of adjustment.

[ ]	0–15 CUSIPS with up to 900,000 stored records	$560/mo.
[ ]	16–30 CUSIPS with up to 1.8 million stored records	$800/mo.
[ ]	31+ CUSIPS with up to 2.5 million stored records	$960/mo.

A fee of $200 per month will be charged for each additional 1.2 million records stored beyond the number included as part of the monthly fee.

The pricing quoted herein shall increase/decrease to the extent that FIS increases/decreases its pricing under the contract between UMBFS and FIS. Such increases/decreases shall be communicated to the Trust and supporting documentation will be made available for its review upon request.

In addition to the fees noted above, the Trust acknowledges and agrees that certain third-party fees and expenses (including, without limitation, NSCC charges) may be billed directly by the applicable third party provider, or passed through by UMBFS, and are in addition to, and not included as part of, the fees set forth in this Schedule. Supporting documentation for such fees and expenses will be made available upon request.

(c) Fees for Anti-Money Laundering Services, SAR Filing Services, Etc.

Annual Maintenance Fee	$2,000 per portfolio

Early Warning Services IDENTITY CHECK

Program Search Charges	At cost

Account Set-up Surcharge	$1.00 per account
(for non-individual accounts)

Research	$2.50 per research item

(Research fees shall apply each time a shareholder’s account activity generates a P-SAR.)

SAR Filing Fee	$25.00 per SAR

Premium Services

Certain premium services may be purchased on an as-needed basis. Fees for premium services will be based on UMBFS’ current rate at the time services are purchased.

Fees for services not contemplated by this schedule will be negotiated, in advance of services being provided, on a case-by-case basis.